Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (this “Agreement”) is entered into by and between A. Michael Salem (“Employee”) and Midwest Holding Inc. (the “Company”). Employee and the Company are sometimes collectively referred to as the “Parties.” All terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement between the Parties dated November 16, 2020 (the “Employment Agreement”).

1.            Employee’s employment with the Company was terminated effective November 19, 2021 (the “Termination Date”) after his tenure with the Company since June 2018. The Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with Employee’s employment with the Company and the termination of his employment.

2.            The Company will pay Employee for Base Salary earned through the Termination Date and reimburse Employee for properly documented and timely submitted business expenses pursuant to the Company’s expense reimbursement policies. All benefits that Employee currently receives from the Company terminated on the Termination Date; provided, however, that Employee’s health and dental benefits may continue, consistent with Company policy, through the last day of the month that includes the Termination Date. Moreover, the continuation and termination of any health insurance benefits is subject to Employee’s election and rights under the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”).

3.            In exchange for Employee’s execution of this Agreement, and Employee’s performance of his obligations hereunder, the Company agrees to provide Employee the following severance benefits after the expiration of the revocation period described in Paragraph 20, below, at which time this Agreement becomes effective (“Effective Date”), provided (i) Employee has not revoked this Agreement as described in Paragraph 20 and (ii) Employee complies with the non-competition provisions of Section 12 of the Employment Agreement:

(a)	The equivalent of Employee’s annual base salary of $300,000 and a bonus of $225,000, both of which will be payable quarterly over the twelve (12) months following the Termination Date, less applicable taxes, deductions and withholdings (the “Severance”);

(b)	immediate vesting of Employee’s stock options for all 74,751 shares of the Company’s common stock at an exercise price of $41.25 per share and otherwise subject to the terms of the stock option grant between Employee and the Company; and

(c)	subject to Employee’s timely election of continuation coverage under COBRA, the Company will reimburse Employee the monthly premium payable to continue his and his eligible dependents’ participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers the Employee (and his eligible dependents) for a period of eighteen (18) months following the Termination Date, provided that Employee is eligible and remains eligible for COBRA coverage; and provided, further, that in the event that the Employee obtains other employment that offers group health benefits, such continuation of coverage by the Company shall immediately cease. Employee shall provide the Company within two (2) business days written notice that he has accepted an employment offer from a prospective employer.

The first quarterly installment of the Severance will be paid on the Company’s first regular payroll date occurring in January 2022.

Employee specifically acknowledges and agrees that this consideration is generous and exceeds the amount Employee would otherwise be entitled to receive upon termination of Employee’s employment and that such severance benefit is in exchange for entering into and performing this Agreement. Employee agrees that Employee will not at any time seek consideration from the Company other than what is set forth in this Agreement. Employee specifically acknowledges and agrees that the Company has made no representations to Employee regarding the tax consequences of any amounts received by Employee or for Employee’s benefit pursuant to this Agreement, and Employee has not relied on any representation or lack of representation by the Company and Employee remains wholly responsible for the tax consequences regarding the amounts to be received hereunder.

4.                  Except to the extent prohibited by law, Employee and Employee’s heirs, executors, administrators, successors and assigns hereby fully RELEASE the Company and each of its direct and indirect subsidiaries, affiliates and parents and each of their respective predecessors, successors and past and present direct and indirect stakeholders, directors, officers, managers, employees, contractors, representatives, agents and assigns (the “Company Releasees”) from any and all claims, complaints, causes of action or demands, of whatever kind or nature, that Employee now has or has ever had against the Company or any of the Company Releasees, arising from or relating to Employee’s employment with or termination of employment from the Company, whether known or unknown to Employee at the time of Employee’s execution of this Agreement, including, but not limited to: wrongful or tortious termination, specifically including, but not limited to, actual or constructive termination in violation of public policy; claims under common law, statute or contract, specifically including, but not limited to, implied or express employment contracts and/or estoppel; discrimination, retaliation and/or any other claims under any federal, state or local statute or regulation, specifically including but not limited to any claims Employee may have under the WARN Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990 as well as the Americans with Disabilities Amendments Act of 2008, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Family and Medical Leave Act, the Fair Credit Reporting Act of 1970, the Vietnam Era Veterans’ Readjustment Assistance Act, the Uniformed Services Employment and Reemployment Rights Act, the Delaware Discrimination in Employment Act as well as the Handicapped Persons Employment Protections Act, the Nebraska Fair Employment Practices Act, the Nebraska Wage Payment and Collection Act, and the Employee Retirement Income Security Act, all as amended; any and all claims brought under any other applicable federal, state or local employment, discrimination or other statutes; any claims brought under any federal, state or local statute or regulation with respect to nonpayment of wages, severance pay, or other compensation (including, but not limited to, bonuses); and libel, slander, fraud, misrepresentation, or breach of contract other than a breach of this Agreement. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS, and the Employee understands that all provisions contained in this Agreement represent a full and final release of all claims that he may have against the Company. Employee acknowledges that entry into this Agreement shall not be construed as an admission of liability by the Company and the Company Releasees. This release specifically excludes claims, charges, complaints, causes of action or demands of whatever kind or nature: (a) that arise after the Termination Date, including the right to enforce this Agreement; (b) that cannot be released as a matter of law, including Employee’s rights to COBRA, workers’ compensation and unemployment insurance; (c) to accrued, vested benefits under any employee benefit, stock, savings, insurance or pension plan of the Company; or (d) to indemnification, contribution, advancement or defense as provided by and in accordance with the terms of the Company by-laws, certificate of incorporation, liability insurance coverage or applicable law.

5.                  Nothing in this Agreement shall preclude or interfere with Employee’s rights under federal, state or local civil rights or employment discrimination laws to file a complaint with any federal, state or local agency or self-regulatory organization charged with enforcing such laws, including, but not limited, to the Equal Employment Opportunity Commission (“EEOC”), the Delaware Department of Labor and the Nebraska Equal Opportunity Commission. Nor shall this Agreement be construed to prevent Employee from assisting in, cooperating with or participating in any investigations or proceedings by such agency or self-regulatory organization pursuant to a lawful subpoena or equivalent order. None of the foregoing acts by Employee shall constitute a breach of any non-disparagement, confidentiality or cooperation clauses or any other clause of this Agreement or the Employment Agreement. Notwithstanding the foregoing, Employee acknowledges and agrees that Employee hereby waives any and all rights Employee may have to recovery of any damages (whether monetary or otherwise) in connection with any complaint or charge Employee may file pursuant to this Paragraph and that the amount specified in Paragraph 3 herein is sufficient consideration for any such claims.

6.                  Employee represents and warrants that Employee has no pending disputes, differences, grievances, charges, complaints, litigation, lawsuits or actions against any of the Company Releasees or with any local, state or federal agency or court arising from or related to Employee’s employment relationship with or separation from the Company. Employee hereby warrants and represents that Employee has not assigned, alienated, hypothecated or in any other way transferred (in whole or in part) to any other person, organization or entity any claims, demands, losses, actions or rights of action against the Company, known or unknown, of whatever character and nature, arising from or related in any way to Employee’s employment with or separation from the Company, or any claim Employee may have against any of the Company Releasees.

7.                  Employee affirmatively states and represents that upon Employee’s receipt of pay for Employee’s hours worked through Termination Date, as provided in Paragraph 2 above, Employee will have received all compensation to which Employee became entitled during Employee’s employment with the Company and that no other wages or compensation remain payable to Employee under applicable federal and state law.

8.                  Employee will not make any disparaging remarks regarding the Company Releasees, its business, products and services, or any of its directors, officers, employees, managers, contractors, representatives, agents and assigns, to any third party, whether in private or in public. No disparaging remarks shall be made by the Employee of the Company Releasees to any individual, persons, print media and any web-based social mediate sites or blogs (e.g., LinkedIn, Facebook, Twitter, Instagram or Glassdoor.com). Likewise, the Company, through its directors or senior management, will not make any disparaging remarks regarding Employee, whether in private or in public. Nothing in this Paragraph is intended to restrict Employee from engaging in activity protected by the National Labor Relations Act or prohibit Employee, the Company or any of its directors or senior managers from testifying truthfully under oath.

9.                  Employee will not disclose any Confidential Information (as herein defined) and (a) shall not permit any third party access to the Confidential Information; (b) shall use the same degree of care to protect the Confidential Information as the Company uses to protect its Confidential Information; and (c) shall take any other actions that are reasonable, necessary or appropriate to ensure the continued confidentiality and protection of the Confidential Information. “Confidential Information” means proprietary information of the Company in electronic and paper-copy formats, including, but not limited to, customer information, customer or vendor lists or information obtained through customers, customer or vendor contacts, trade secrets, business plans, marketing plans, financial information or reports and any other information relating to the business of the Company or any affiliate that would be detrimental to the Company if disclosed or to any other third party; provided, however, that “Confidential Information” shall not include information that is (i) part of the public domain (other than as a result of a breach of this Agreement); (ii) generally known within the industry; or (iii) known to Employee prior to his employment with the Company. Employee shall treat all Confidential Information and all other nonpublic information obtained during Employee’s employment by the Company as confidential and shall not, without written authorization from the Company, release or share such information with any third party, except as may be required by law or pursuant to an order by any court or tribunal of competent jurisdiction.

10.              Employee affirmatively states and represents that the Company has not taken any retaliatory personnel action against Employee because Employee disclosed, or threatened to disclose, to any appropriate governmental agency, an activity, policy or practice of the Company that Employee believes to be in violation of a law, rule or regulation; for providing information to, or testifying before, any appropriate governmental agency, person or entity conducting an investigation, hearing or inquiry into an alleged violation of a law, rule or regulation by the Company; or for objecting to, or refusing to participate in, any activity, policy or practice by the Company which Employee believes to be in violation of a law, rule or regulation.

11.              Employee warrants that Employee has delivered, or, prior to becoming entitled to any payment hereunder, will deliver to the Company all electronic and paper-copy forms of memoranda, notes, plans, records, reports, computer files, printouts and software and other documents and data (and copies thereof) and work product whether in final or draft form relating to the Confidential Information, or the business of the Company that Employee may then possess or have under his control; provided, however, nothing herein shall prevent Employee from retaining documents related to his compensation and benefits. If Employee fails or refuses to comply with the provisions of this Paragraph, the Company may, at its option, cancel and revoke this Agreement. Further, Employee agrees to cooperate with the Company to provide his functional password to his username in the event the Company is to access any relevant electronic Company devices, including but not limited to computers, laptops, tablets, smartphones and/or any other electronic devices and hardware.

12.              The Company requests that prior to reporting any actual or perceived violation of law to any governmental entity, Employee first notify the Company of any potential legal or compliance issue to allow the Company the opportunity to investigate and appropriately report any compliance matter brought to its attention by Employee. Nothing in this Paragraph is intended to impede Employee’s right to report possible violations of law that are protected under the whistleblower provisions of local, state or federal law, including reports to any governmental agency or entity, and Employee is not required to seek the Company’s permission prior to making such reports.

13.              Employee acknowledges receipt of notice that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. In addition, Employee has been given notice that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Finally, Employee acknowledges receipt of notice that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

14.              In response to inquiries regarding Employee’s employment with the Company, the Company, by and through its speaking agent(s), agrees to provide a neutral reference and to report the following information: Employee’s date of hire, the date Employee’s employment ended and Employee’s rates of pay unless the Employee provides the Company with a written request to not include his rate of pay to a prospective employer.

15.             The Company confirms Employee shall continue to be entitled to indemnification, contribution, advancement of fees and costs and defense in connection with his service as a director and officer of the Company and its affiliates as provided by and in accordance with the terms of the Company’s by-laws, certificate of incorporation, liability insurance coverage and applicable law.

16.              Employee warrants that no promise or inducement has been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations, oral or written.

17.              This Agreement constitutes the entire understanding between the Parties on the subject matter contained herein and supersedes all negotiations, representations, prior discussions and preliminary agreements between the Parties with respect to the subject matter herein. This Agreement does not supersede any agreements, including, but not limited to, the Proprietary Matters Agreement or any restrictive covenants that were in effect immediately prior to the date of this Agreement and which, by their terms, survive the termination of Employee’s employment. Employee acknowledges that provisions contained within any agreements that Employee signed with the Company and which expressly survive Employee’s employment, shall remain in full force and effect and survive his employment with the Company as provided by the terms of any such agreements. Such terms are expressly incorporated herein.

18.              If any provision of this Agreement or compliance by Employee or the Company with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Agreement, which remaining provisions will remain binding on both Employee and the Company.

19.              This Agreement will be governed by the laws of the State of Delaware (without regard to its choice-of-law provisions), which Employee agrees bears a substantial relationship to the Parties and to this Agreement. The state and federal courts located in Wilmington, Delaware shall have exclusive jurisdiction of any lawsuit arising from or relating to Employee’s employment with, or termination from, the Company, or arising from or relating to this Agreement, and Employee expressly consents to personal jurisdiction in Delaware courts and waives any right to contest the same. The prevailing party in any such lawsuit, as determined by the finder of fact, will be entitled to an award of attorneys’ fees and reasonable litigation costs. The foregoing excludes any claim challenging the validity of Employee’s waiver of rights under the Age Discrimination in Employment Act or charge asserting age discrimination.

20.              Employee agrees that Employee will indemnify and hold the Company harmless from and against any and all losses, liabilities, costs, damages or expenses incurred by the Company or any Company Releasee (including, without limitation, reasonable attorneys’ fees) arising out of or resulting from any breach of this Agreement by Employee. Employee further agrees that if Employee challenges this Agreement, files any claims against the Company arising from or relating to Employee’s employment with, or termination from, the Company, excluding any claim challenging the validity of Employee’s waiver of rights under the Age Discrimination in Employment Act, or otherwise fails to abide by the terms of this Agreement, as determined by a court of competent jurisdiction, (a) Employee will return all moneys and benefits received by Employee from the Company pursuant to this Agreement and (b) the Company may elect, at its option and without waiver of any other rights or remedies it may have, not to pay or provide any unpaid moneys or benefits.

21.              Employee specifically agrees and acknowledges that (A) Employee’s waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers’ Benefit Protection Act and Age Discrimination in Employment Act; (B) Employee understands the terms of this Agreement; (C) Employee has been advised by counsel prior to executing this Agreement; (D) the Company has given Employee a period of up to twenty-one (21) days within which to consider this Agreement and that if Employee executes this Agreement within such period, Employee waives the remainder of the period and that modifications to this Agreement during such period, whether material or immaterial, do not restart the running of such period; (E) following Employee’s execution of this Agreement, Employee has seven (7) days in which to revoke Employee’s agreement to this Agreement and that if Employee chooses not to so revoke, this Agreement shall then become effective and enforceable and the payment and extension of benefits listed below shall then be made to Employee in accordance with the terms of this Agreement; and (F) nothing in this Agreement shall be construed to prohibit Employee from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement with or participation in an investigation conducted by the Equal Employment Opportunity Commission, Delaware Department of Labor or the Nebraska Equal Opportunity Commission; provided, however, that Employee has waived any right to monetary relief. To cancel this Agreement, Employee understands that Employee must deliver a written revocation to Stephen A. Mace, General Counsel, Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska, email: smace@midwestholding.com by 5:00 p.m. on the seventh day after Employee executes this Agreement. If Employee revokes this Agreement, it will not become effective or enforceable and Employee will not be entitled to any of the benefits set forth in this Agreement.

22.              This Agreement and the payments and benefits hereunder are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”). This Agreement shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, Employee’s right to receive any installment payments provided under this Agreement shall each be treated as a right to receive a series of separate and distinct payments. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” within the meaning of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with or are exempt from Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. All payments due pursuant to this Agreement will be made on or before the end of the second calendar year following the Termination Date.

23.             EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT EMPLOYEE HAS CONSULTED WITH HIS ATTORNEY, AND THAT EMPLOYEE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING THE COMPANY AND ITS OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS, CONTRACTORS, REPRESENTATIVES, AGENTS AND ASSIGNS FROM ANY AND ALL CLAIMS TO THE EXTENT SET FORTH ABOVE.

24.             This Agreement shall inure to the benefit of and be binding upon the Parties, as well as their successors, heirs and assigns.

25.             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, including any signed electronic copies of this Agreement by scanning and email or facsimile, and all such counterparts together shall be deemed to constitute one and the same instrument. The Parties hereto further acknowledge and agree that this Agreement may be signed and/or transmitted by e-mail or a .pdf document or using electronic signature technology (e.g., via DocuSign, Adobe Sign, or other electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature.

26.             Changes in this Agreement, whether by additions, waivers, deletions, amendments or modifications, may be accomplished only by a writing signed by both Employee and the Company.

ACCEPTED AND AGREED TO:

Midwest Holding Inc.

By:	/s/ Georgette Nicholas	By:	/s/ A. Michael Salem
	Georgette Nicholas		A. Michael Salem
Chief Executive Officer

	Date: December 17, 2021		Date: December 17, 2021

8